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                                                                    EXHIBIT 10.5
                              EMPLOYMENT AGREEMENT



                  THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the 26th day of January 2000, by and between HRB MANAGEMENT, INC., a Missouri corporation ("HRB") and Frank J. Cotroneo ("Executive").

                                   ARTICLE ONE

                                   EMPLOYMENT


                  1.01 - Agreement as to Employment. Effective February 21, 2000 or an earlier date as agreed upon by both parties (the "Employment Date"), HRB hereby employs Executive as Chief Financial Officer of H&R BLOCK, INC., a Missouri corporation ("Block") and the indirect parent corporation of HRB, and Executive hereby accepts such employment by HRB, subject to the terms of this Agreement. Subject to the terms of Section 1.06 of this Agreement, either party may terminate this Agreement for any reason, or no reason, by providing not less than 45 days' prior written notice of such termination to the other party, and, if such notice is properly given, this Agreement and Executive's employment hereunder shall terminate as of the close of business on the 45th day after such notice is deemed to have been given or such later date as is specified in such notice. Any termination of this Agreement shall not be effective as to those portions of this Agreement which, by their express terms as set forth below, require performance by either party following termination of this Agreement.

                  1.02 - Duties.

                  (a) Executive is employed by HRB to serve as the Chief Financial Officer and Senior Vice President of Block subject to the authority and direction of Block's Board of Directors (the "Board"), the Chief Executive Officer of Block, and the Chief Operating Officer of Block. Subject to the foregoing, the Executive shall have such authority and responsibility and duties as are normally associated with the position of Chief Financial Officer.

                  (b) So long as he is employed under this Agreement, Executive agrees to devote his full business time and efforts exclusively on behalf of HRB and Block and to competently and diligently discharge his duties hereunder. Executive shall not be prohibited from engaging in such personal, charitable, or other nonemployment activities as do not interfere with his full-time employment hereunder and which do not violate the other provisions of this Agreement. Executive shall comply fully with all reasonable policies of HRB and Block as are from time to time in effect and applicable to his position.

                  (c) Except for the normal travel requirements associated with Executive's position, Executive shall perform his duties in Kansas City, Missouri; Kansas City, Kansas; and the surrounding suburbs (collectively the "Greater Kansas City Area").


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                  1.03 - Compensation.

                  (a) Signing Bonus. HRB shall pay to Executive a $250,000 bonus on the Employment Date. If Executive voluntarily terminates his employment with HRB prior to the expiration of six months after the Employment Date, other than for "good reason" or following a "Change of Control" (each as defined below), Executive shall reimburse HRB the $250,000 on or before the 30th day after the effective date of such termination.

                  (b) Base Salary. HRB shall pay to Executive a gross salary at an annual rate of $350,000 ("Base Salary"), payable semimonthly or at any other pay periods as HRB may use for its other executive employees. The Base Salary shall be reviewed for adjustment by the Board or appropriate committee thereof no less often than annually during the term of Executive's employment hereunder and, if adjusted by the Board, such adjusted amount shall become the "Base Salary" for purposes of this Agreement.

                  (c) Short-Term Incentive Compensation. As approved by the Compensation Committee of the Board, Executive shall participate in the H&R Block Short-Term Incentive Plan and the discretionary short-term incentive program for fiscal year 2000. At the discretion of the Compensation Committee of the Board, for periods following fiscal year 2000, Executive may participate in such plan and program or any similar short-term incentive compensation plans or programs as may from time to time be approved by the Compensation Committee for senior executives of HRB or Block. Under such Plan and program, the Executive shall have an aggregate target bonus for fiscal year 2000 of $192,500 and an opportunity to earn 200% of such target bonus. The payment of the actual award under the Plan (80% of target) shall be based upon the performance criteria determined by the Compensation Committee to be applicable to HRB participants for fiscal year 2000. The payment of the actual award under the discretionary program shall be based upon the performance of departments that report to Executive (10% of target) and Executive's individual performance (10%), as determined by the Chief Executive Officer of Block and approved by the Compensation Committee. For purposes of Executive's participation in such Plan for the fiscal year ending April 30, 2000, Executive's actual incentive compensation shall be prorated based upon the number of months during such year that he is actually employed by HRB. Executive must remain employed through April 30, 2000 to receive payments under the Plan and program.

                  (d) Stock Options. As approved by the Compensation Committee of the Board and the Board itself, Executive shall be granted (i) on the Employment Date a stock option under Block's 1993 Long-Term Executive Compensation Plan (the "1993 Plan") to purchase 20,000 shares of Block's common stock at a price per share equal to its closing price on the New York Stock Exchange on the date of grant, such option to expire on the tenth anniversary of the date of grant; to vest and become exercisable as to 40% of the shares covered thereby on the first anniversary of the date of grant, as to an additional 30% of such shares on the second anniversary of the date of grant, and as to the remaining 30% of the shares on the third anniversary of the date of grant; to be an incentive stock option for the maximum number of shares permitted by Internal


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Revenue Code Section 422 and the regulations promulgated thereunder; and to otherwise be a nonqualified stock option; and (ii) a stock option to purchase a minimum of 20,000 shares of Block's common stock at a price per share equal to its closing price on the New York Stock Exchange on the date in fiscal year 2001 on which options are granted under the 1993 Plan to all or substantially all other senior executive officers of Block and its subsidiaries, such stock option to have terms and conditions consistent with the terms and conditions of options granted to such other senioar executive officers except as provided in Section 1.06(a). A registration statement under the Securities Act of 1933 is in effect on the date hereof with respect to (i) the shares that may be transferred to Executive pursuant to the exercise of the stock options under the 1993 Plan and
(ii) the Restricted Shares referred to in Section 1.03(e). Block shall use its best efforts to maintain such registration for so long as the stock options and the restrictions on the Restricted Shares remain outstanding. Executive will be allowed to use any "cashless exercise" procedure offered by HRB or Block to other employees of HRB or Block with respect to the exercise of stock options.

                  (e) Restricted Stock. As approved by the Compensation Committee of the Board and the Board itself, Executive shall be awarded promptly after the Employment Date, 3,000 Restricted Shares of Block's common stock under the 1993 Plan. One-third of the 3,000 shares shall vest, respectively, on each of the first three anniversaries of the Employment Date. Prior to the time such Restricted Shares are so vested, (i) such Restricted Shares shall be nontransferable, and (ii) Executive shall be entitled to receive any cash dividends payable with respect to unvested Restricted Shares and vote such unvested Restricted Shares at any meeting of shareholders of Block.

                  (f)      Relocation Benefits.

                           (i) HRB shall reimburse Executive for reasonable packing, shipping, transportation costs and other expenses incurred by Executive in relocating himself, his family and personal property to the Greater Kansas City Area, in accordance with HRB's Executive Relocation Program.

                           (ii) To the extent that Executive incurs taxable income related to any relocation benefits paid pursuant to this Agreement, HRB shall pay to Executive such additional amount as is necessary to "gross up" such benefits and cover the anticipated income tax liability resulting from such taxable income.

                           (iii) If Executive purchases a personal residence in the Greater Kansas City Area, needs a home mortgage loan to purchase such personal residence, and elects to borrow money through one of Block's subsidiaries for such purchase, HRB will provide a 75 basis points interest rate reduction from the normal rate of interest associated with the type of home mortgage loan Executive selects.

                  1.04 - Business Expenses. HRB shall promptly pay directly, or reimburse Executive for, all business expenses, to the extent such expenses are paid or incurred by Executive


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during the term hereof in accordance with Block policy in effect from time to time and to the extent such expenses are reasonable and necessary to the conduct by Executive of Block's business.

                  1.05 - Fringe Benefits. During the term of Executive's employment hereunder, HRB shall make available to Executive such insurance, sick leave, deferred compensation, short-term incentive compensation, bonuses, stock options (also referred to in Subsection 1.03(d) above), retirement, vacation, and other like benefits as are approved by the Board or the Compensation Committee thereof and provided from time to time to other senior executives of HRB, Block, or Block's other subsidiaries.

                  1.06 - Termination of Employment.

                  (a) Termination Due to a Change of Control or Without Cause.

                           (i) If Executive terminates Executive's employment under this Agreement for "good reason" or during the 180-day period following the date of the occurrence of a "Change of Control," or if HRB terminates Executive's employment under this Agreement for any reason other than for "cause" as defined below, then, upon any such termination of Executive's employment, (A) HRB shall pay to Executive compensation at an annual rate equal to the sum of (I) the annual rate of Base Salary in effect upon such termination, and (II) the aggregate short-term incentive compensation (under the H&R Block Short-Term Incentive Plan and any discretionary incentive program) paid by HRB to Executive for the last fiscal year completed before the fiscal year in which the termination of employment occurs (or, if such termination occurs prior to the end of the fiscal year in which the Employment Date occurs, the amount of actual aggregate short-term incentive compensation to which Executive would have been entitled (with any discretionary incentive compensation calculated at target) had Executive remained employed through the last day of such fiscal year), as determined on an annualized basis (if the short-term incentive compensation for the preceding fiscal year or the initial fiscal year of employment hereunder is computed on a prorated basis), such compensation to be paid throughout the one-year period following such termination at such periodic intervals as Base Salary would have been made had Executive remained employed by HRB hereunder; (B) any portion of any option to purchase shares of Block common stock granted pursuant to Subsections 1.03(d) or 1.05 of this Agreement and held by Executive at the time of such termination of employment that is not yet vested in accordance with its terms shall fully vest upon the date of such termination of employment, and shall be exercisable for a period of three months after such date of termination of employment; (C) any Restricted Shares granted pursuant to Subsection 1.03(e) of this Agreement and held by Executive at the time of such termination of employment that are not yet vested (meaning the Shares are still subject to restrictions) shall fully vest upon the date of such termination of employment, and all restrictions on any Restricted Shares so vested shall terminate; and (D) HRB shall, during the one-year period following such termination, continue Executive's health, basic life, and disability insurance benefits (such health insurance benefits to be provided by the payment by HRB (whether


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         directly or by reimbursement) of Executive's premiums/contributions due as a result of Executive selecting continuation coverage (COBRA) under the plans providing such benefits) but only to the extent Executive does not obtain similar benefits paid for by a third party after such termination.

                           (ii) For the purpose of this subsection, "good reason" shall mean:

                               (A) Executive is made subject to the authority and direction of any person other than the Chief Executive Officer of Block, the Board, and Mark A. Ernst as Chief Operating Officer and/or President (a "Subordination Event"). If a Subordination Event occurs, Executive shall have 6 months from the date he has actual knowledge of such Subordination Event to terminate his employment for good cause for this reason. If Executive does not terminate his employment for this reason within such 6 month period, Executive waives his right to terminate his employment by reason of such Subordination Event;

                               (B) Any material diminution in Executive's duties, responsibilities, or authority as set forth in this Agreement; and

                               (C) Any other material breach of this Agreement by HRB which is not remedied by HRB within a reasonable period of time not to exceed 30 days after HRB's receipt of written notice of the breach from Executive.

                           To the extent that this Agreement or any agreement referred to herein imposes an obligation on Block or otherwise requires that Block take (or refrain from taking) any action, any material breach of such obligation or requirement by Block shall be treated as a material breach of this Agreement by HRB.

                           (iii) For the purpose of this subsection, a "Change of Control" shall mean:

                               (A) the acquisition, other than from Block, by
                  any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the then outstanding voting securities of Block entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by Block or any of its subsidiaries, or any employee benefit plan (or related trust) of Block or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the voting securities of Block immediately prior to such acquisition in substantially the same proportion as their ownership,


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                  immediately prior to such acquisition, of the then outstanding voting securities of Block entitled to vote generally in the election of directors, as the case may be; or

                               (B) individuals who, as of the date hereof,
                  constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual or individuals becoming a director subsequent to the date hereof, whose election, or nomination for election by Block's shareholders, was approved by a vote of at least a majority of the Board (or nominating committee of the Board) shall be considered as though such individual were a member or members of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Block (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
                  Act); or

                               (C) approval by the shareholders of Block of (I)
                  a reorganization, merger or consolidation of Block, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of Block immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation, (II) a complete liquidation or dissolution of Block, voluntary or involuntary, or (III) the sale or other disposition of all or substantially all of the assets of Block.

                           (iv) For the purpose of this subsection, "cause" shall mean any one or more of the following grounds:

                               (A) Executive's commission of an act materially
                  and demonstrably detrimental to the good will of Block or any subsidiary of Block, which act constitutes reckless conduct or willful misconduct by the Executive in the performance of his material duties to Block; or

                               (B) commission by Executive of any act of
                  dishonesty or breach of trust resulting or intending to result in material personal gain or enrichment of Executive at the expense of Block or any subsidiary of Block; or

                               (C) Executive's conviction of a misdemeanor
                  (involving an act of moral turpitude) or a felony; or

                               (D) for any reason (or no reason) at any time
                  after the last day of Block's fiscal year during which Executive attains normal retirement age under

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                 Block's benefit plans; or

                               (E) Executive's death or total and permanent
                  disability. The term "total and permanent disability" shall have the meaning ascribed thereto under any long-term disability plan maintained by HRB or Block for HRB executives.

                           Provided, however, that Executive shall receive not less than 25 days' advance notice of any termination for cause by reason of a ground or grounds described in paragraphs (A) or (B), and shall have the opportunity to meet with the Chief Executive Officer to discuss whether there are grounds for termination for cause.

                  (b) Termination Due to Mutual Agreement. The parties may terminate Executive's employment under this Agreement at any time by mutual written agreement.

                  (c) No Further Obligations. Upon termination of Executive's employment under this Agreement, HRB shall have no further obligations under this Agreement and no further payments of Base Salary or other compensation or benefits shall be payable by HRB to Executive, except (i) as set forth in this
Section 1.06, (ii) as required by the express terms of any written benefit plans or written arrangements maintained by HRB and applicable to Executive at the time of such termination of Executive's employment, (iii) as may be required by law, or (iv) as may be mutually agreed upon between the parties in a negotiated Employment Agreement Termination package.

                                   ARTICLE TWO

                                 CONFIDENTIALITY

                  2.01 - Background and Relationship of Parties. The parties acknowledge (for all purposes including, without limitation, Articles Two and Three of this Agreement) that Block and its subsidiaries have been and will be engaged in a continuous program of acquisition and development respecting their businesses, present and future, and that, in connection with Executive's employment by HRB, Executive will be expected to have access to all information of value to HRB and Block and that Executive's employment creates a relationship of confidence and trust between Executive and Block with respect to any information applicable to the businesses of Block and its subsidiaries. Executive will possess or have unfettered access to information that has been created, developed, or acquired by Block and its subsidiaries or otherwise become known to Block and its subsidiaries and which has commercial value in the businesses in which Block and its subsidiaries have been and will be engaged and has not been publicly disclosed by Block. All information described above is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, customer lists and information, employee lists and information, developments, systems, designs, know-how, marketing plans, product information, business and financial information and plans, strategies, forecasts, new products and services, financial statements, budgets, projections, prices, and acquisition and


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disposition plans. Proprietary Information shall not include any portions of such information which are now or hereafter made public by third parties in a lawful manner or made public by parties hereto without violation of this Agreement.

                  2.02 - Proprietary Information is Property of Block.

                  (a) All Proprietary Information shall be the sole property of Block (or the applicable subsidiary of Block) and its assigns, and Block (or the applicable subsidiary of Block) shall be the sole owner of all patents, copyrights, trademarks, names, and other rights in connection therewith and without regard to whether Block (or any subsidiary of Block) is at any particular time developing or marketing the same. Executive hereby assigns to Block any rights Executive may have or may acquire in such Proprietary Information. At all times, Executive will keep in strictest confidence and trust all Proprietary Information and Executive will not use or disclose any Proprietary Information without the written consent of Block, except as may be necessary in the ordinary course of performing duties as an employee of HRB or an officer of Block or as may be required by law or the order of any court or governmental authority. Except as otherwise provided in Article Three of this Agreement, the foregoing shall not preclude Executive, after the termination of his employment under this Agreement, from contacting or doing business with any supplier, consultant, or other person with whom he became acquainted during his employment hereunder.

                  (b) In the event of the termination of Executive's employment by HRB, Executive shall promptly deliver to HRB all copies of all documents, notes, drawings, specifications, documentation, data, and other materials of any nature belonging to Block or any subsidiary of Block and obtained during the course of Executive's employment with HRB. In addition, upon such termination, Executive will not remove from the premises of Block or any subsidiary of Block any of the foregoing or any reproduction of any of the foregoing or any Proprietary Information that is embodied in a tangible medium of expression.

                                  ARTICLE THREE

                    NON-HIRING; NO CONFLICTS; NONCOMPETITION

                  3.01 - General. The parties hereto acknowledge that, during the course of Executive's employment by HRB, Executive shall have access to information valuable to HRB and Block concerning the key employees of Block and its subsidiaries ("Block Employees") and, in addition to Executive's access to such information, Executive may, during (and in the course of) Executive's employment by HRB, develop relationships with such Block Employees whereby information valuable to Block and its subsidiaries concerning the Block Employees was acquired by Executive. Such information includes, without limitation: the identity, skills, and performance levels of the Block Employees, as well as compensation and benefits paid by Block to such Block Employees.

                  3.02 - Non-Hiring. During the period of Executive's employment hereunder and


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during the time Executive is receiving payments hereunder and for a period of one year after the later of: termination by HRB or Executive of such employment or cessation of such payments, the Executive will not knowingly recruit, solicit, or hire any individual who is employed by Block or any of its subsidiaries at any time during the six-month period ending with the date of termination of Executive's employment hereunder, or otherwise induce any such employee to leave the employment of Block (or the applicable employer-subsidiary of Block) to become an employee of or otherwise be associated with any other party or with Executive or any company or business with which Executive is or may become associated.

                  3.03 - No Conflicts. Executive represents in good faith that, to the best of his knowledge, the performance by Executive of all the terms of this Agreement will not breach any agreement to which Executive is or was a party and which requires Executive to keep any information in confidence or in trust. Executive has not brought and will not bring with him to HRB or Block nor will Executive use in the performance of employment responsibilities at HRB any proprietary materials or documents of a former employer that are not generally available to the public, unless Executive has obtained express written authorization from such former employer for their possession and use. Executive has not and will not breach any obligation of confidentiality that Executive may have to former employers and Executive shall fulfill all such obligations during his employment with HRB.

                  3.04 - Non-Competition.

                  (a) During any period of Executive's employment with HRB, Executive shall not engage in, or own or control any interest in (except as a passive investor in publicly-held companies, holding less than one percent of its outstanding securities), or act as an officer, director, or employee of, or consultant, advisor or lender to, any firm, corporation, institution, or business which engages in any line of business which is competitive with any line of business of Block or any of its subsidiaries (or which Block or any subsidiary is then engaged in evaluating or developing).

                  (b) During the one-year period immediately following the termination of Executive's employment hereunder by HRB or Executive, Executive will not own or control any interest in (except as a passive investor in publicly-held companies, holding less than one percent of its outstanding equity securities) or act as an officer, director, or employee of, or consultant, advisor, or lender to, any firm, corporation, institution, or business which engages in any line of business which is competitive with any line of business of Block or any of its subsidiaries at the time Executive's employment terminates.

                  (c) For purposes of subsection 3.04(b), as to Block, the term "line of business" shall not include any line of business the revenues of which constituted less than 25% of the consolidated revenues of Block for the fiscal year of Block completed on, or most recently completed prior to, the effective date of the termination of Executive's employment hereunder; and, as to any corporation, firm, institution, or business with which Executive proposes to become associated, as


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set forth in said subsection 3.04(b), any line of business which constituted less than 25% of the consolidated revenues of such corporation, firm, institution, or business. It is further agreed that, on the date hereof, the lines of business of Block (as determined without regard to the 25% of revenue requirement) consist of: tax return preparation and related services (to which is attributable more than 75% of Block's consolidated gross revenues for its fiscal year ended April 30, 1999); home mortgage origination and syndication; discount securities brokerage and related financial advisory services for individuals; tax return preparation and other personal productivity computer software and electronic income tax return preparation; and accounting and related consulting services.

                  (d) Section 3.04(b) shall not apply following any termination of Executive's employment hereunder by HRB for cause,

                  3.05 - Reasonableness of Restrictions. Executive and HRB acknowledge that the restrictions contained in this Agreement are reasonable, but should any provisions of any Article of this Agreement be determined to be invalid, illegal, or otherwise unenforceable or unreasonable in scope by any court of competent jurisdiction, the validity, legality, and enforceability of the other provisions of this Agreement shall not be affected thereby and the provision found invalid, illegal, or otherwise unenforceable or unreasonable shall be considered by HRB and Executive to be amended as to scope of protection, time, or geographic area (or any one of them, as the case may be) in whatever manner is considered reasonable by that court and, as so amended, shall be enforced.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

                  4.01 - Third-Party Beneficiary. The parties hereto agree that Block is a third-party beneficiary as to the obligations imposed upon Executive under this Agreement and as to the rights and privileges to which HRB is entitled pursuant to this Agreement, and that Block is entitled to all of the rights and privileges associated with such third-party-beneficiary status.

                  4.02 - Entire Agreement. This Agreement constitutes the entire agreement and understanding between HRB and Executive concerning the subject matter hereof. No modification, amendment, termination, or waiver of this Agreement shall be binding unless in writing and signed by Executive and a duly authorized officer of HRB. Failure of HRB, Block or Executive to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such terms, covenants, and conditions.

                  4.03 - Specific Performance by Executive. The parties acknowledge that money damages alone will not adequately compensate HRB or Block or Executive for breach of any of the covenants and agreements herein and, therefore, in the event of the breach or threatened breach of any such covenant or agreement by either party, in addition to all other remedies available at law, in equity or otherwise, a wronged party shall be entitled to injunctive relief compelling specific


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performance of (or other compliance with) the terms hereof.

                  4.04 - Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Executive and the heirs, executors, assigns and administrators of Executive or his estate and property and shall inure to the benefit of HRB, Block and their successors and assigns. Executive may not assign or transfer to others the obligation to perform Executive's duties hereunder.

                  4.05 - Withholding Taxes. From any payments due hereunder to Executive from HRB, there shall be withheld amounts required to be withheld to satisfy liabilities for federal, state, and local taxes and other charges and customary withholdings to which Executive consents. Executive remains primarily liable to such authorities for such taxes and charges to the extent not actually paid by HRB. This Section 4.05 shall not affect HRB's obligation to "gross up" any relocation benefits paid to Executive pursuant to Subsection 1.03(f)(ii).

                  4.06 - Indemnification. To the fullest extent permitted by law and Block's Bylaws, HRB hereby indemnifies during and after the period of Executive's employment hereunder the Executive from and against all loss, costs, damages, and expenses including, without limitation, legal expenses of counsel selected by HRB to represent the interests of Executive (which expenses HRB will, to the extent so permitted, advance to Executive as the same are incurred) arising out of or in connection with the fact that Executive is or was a director, officer, employee, or agent of HRB or Block or serving in such capacity for another corporation at the request of HRB or Block. Notwithstanding the foregoing, the indemnification provided in this Section 4.06 shall not apply to any loss, costs, damages, and expenses arising out of or relating in any way to any employment of Executive by any former employer or the termination of any such employment.

                  4.07 - Notices. Notices hereunder shall be deemed delivered five days following deposit thereof in the United States mails (registered or certified mail, return receipt requested and postage prepaid) addressed to Executive at: 72 Washington Post Drive, Wilton, CT 06897, with a copy to David
E. Kahen, Esq., Roberts & Holland LLP, 825 Eighth Avenue, 37th Floor, New York, New York, 10019-7416; and to HRB at: 4400 Main Street, Kansas City, Missouri 64111; Attn: Mark A. Ernst, with a copy to James H. Ingraham, Esq., H&R Block, Inc., 4400 Main Street, Kansas City, Missouri 64111; or to such other address and/or person designated by either party in writing and in the same manner to the other party.

                  4.08 - Counterparts. This Agreement may be signed in counterparts and delivered by facsimile transmission confirmed promptly thereafter by actual delivery of executed counterparts.



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                  Executed as a sealed instrument under, and to be governed by, construed and enforced in accordance with, the laws of the State of Missouri.

                                                EXECUTIVE:



Dated:   1/27/00                                /s/ Frank J. Cotroneo
       -------------                            --------------------------------
                                                Frank J. Cotroneo


Accepted and Agreed:

HRB MANAGEMENT, INC.,
a Missouri corporation



By:   /s/ Mark A. Ernst
      -------------------------------
      Mark A.  Ernst, President

Dated:   26 JAN 00
       --------------

H&R BLOCK, INC.,
A Missouri Corporation
(as to section 1.03(c) with respect to Fiscal Year 2000 only, and sections 1.03(d), 1.03(e), and 1.05)



By:   /s/ Mark A. Ernst
      -------------------------------
      Mark A.  Ernst, President

Dated:   26 JAN 00
       --------------



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